EXHIBIT 99.1

[Matrix One Logo]

Brian Norris Investor Relations MatrixOne, Inc. 978-589-4040 brian.norris@matrixone.com	Charlie Guyer Public Relations MatrixOne, Inc. 978-589-4052 charlie.guyer@matrixone.com

MATRIXONE, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 OPERATING RESULTS

Westford, Mass. – July 30, 2003 — MatrixOne®, Inc. (NASDAQ: MONE), a leading provider of collaborative Product Lifecycle Management (PLM) solutions for the value chain™, announced today results for its fourth quarter and fiscal year ended June 28, 2003.

For the fourth quarter ended June 28, 2003, total revenues were $26.3 million, compared to $32.0 million in the same period last year. For the fourth quarter ended June 28, 2003, net loss was $3.7 million, or $0.08 per share, compared to a net loss of $2.5 million, or $0.05 per share, in the same period last year. For the fourth quarter ended June 28, 2003, pro forma net loss1, which excludes stock-based compensation and restructuring charges, was $3.3 million, or $0.07 per share, compared to a pro forma net loss of $2.0 million, or $0.04 per share, in the same period last year.

For the year ended June 28, 2003, total revenues were $109.4 million, compared to $121.5 million in the prior year. For the year ended June 28, 2003, net loss was $24.5 million, or $0.52 per share, compared to a net loss of $28.7 million, or $0.62 per share, in the prior year. For the year ended June 28, 2003, pro forma net loss1, which excludes stock-based compensation and restructuring charges, was $17.9 million, or $0.38 per share, compared to a pro forma net loss of $22.0 million, or $0.48 per share, in the prior year.

“Despite continued constraints in both R&D and IT spending, our operating results this quarter reflect improved sales execution and strong cost controls. We also made significant progress on several key strategic initiatives that will help shape the PLM industry and our future opportunities – including the launch of Matrix10™ and the development of new channels for the global electronics industry,” said

Mark F. O’Connell, President and Chief Executive Officer of MatrixOne, Inc. “We look forward to building on this progress in our new fiscal year, as we continue to focus on solving the critical product development challenges facing our customers.”

The following milestones were completed or announced since MatrixOne’s third quarter earnings release on April 23, 2003:

•	During the fourth quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including Honda R&D, the research and development arm of Honda Motor Company; Honeywell CPG, a leading manufacturer of consumer-branded automotive products for the aftermarket consumer with household brand names including Prestone, Fram, Autolite and Holts; Tyco Electronics, a leading electronic component supplier; and Yazaki, a leading supplier of vehicle power and data solutions to the automotive industry.

•	During the fourth quarter, MatrixOne announced the release of Matrix10, the industry’s most flexible PLM environment and the most significant product introduction in MatrixOne’s history. Matrix10 includes new PLM applications, integrated collaborative services and advanced platform capabilities that can be flexibly deployed to support a broad PLM strategy and produce rapid results. Included in the Matrix10 environment are two new applications – MatrixOne Product Central™ and MatrixOne Specification Central™. In the delivery of these new applications, Matrix10 becomes the first PLM environment to offer advanced product planning and management capabilities, support offshore outsourcing and offer integrated specification management for the Consumer Packaged Goods (CPG) industry.

•	During the fourth quarter, MatrixOne, Cadence Design Systems, Inc. and IBM announced a strategic alliance to produce advanced and innovative PLM solutions specifically for the global electronics industry. As a result of the alliance, key technologies from the three companies will be combined to create new collaborative electronics design, component supplier management and design for supply chain solutions.

— more —

Company to Host Live Webcast

The Company’s management team will host a live webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the fourth quarter and year ended June 28, 2003 and management’s forward-looking guidance for the first quarter of fiscal year 2004. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

1 The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-operational, non-cash charge, and restructuring charges, which are charges relating to an unusual and infrequent event. For the fourth quarters and the years ended June 28, 2003 and June 29, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation and restructuring charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges are material costs that were incurred relating to an unusual and infrequent event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and a leading provider of collaborative Product Lifecycle Management (PLM) solutions for the value chain, Matrix10, MatrixOne Product Central and MatrixOne Specification Central are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our growth and profitability prospects, our position in the market and future opportunities therein, our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans and objectives. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: our history of losses and our ability to achieve or maintain profitability; the weak worldwide economic conditions may result in decreased revenues, increased customer credit risk, and higher net losses; the effectiveness of our cost reduction programs; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2003.

— more —

MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 28, 2003	June 29, 2002	June 28, 2003	June 29, 2002
Revenues:
Software license	$9,125	$14,033	$41,079	$47,443
Service	17,140	17,977	68,329	74,020

Total revenues	26,265	32,010	109,408	121,463

Cost of Revenues:
Software license	1,644	1,889	5,422	5,927
Service	11,131	12,490	46,539	54,478

Total cost of revenues	12,775	14,379	51,961	60,405

Gross Profit	13,490	17,631	57,447	61,058

Operating Expenses:
Selling and marketing	8,922	9,586	41,589	48,166
Research and development	5,846	6,977	25,049	25,374
General and administrative	2,291	3,545	10,452	12,814
Stock-based compensation	718	966	3,195	3,910
Restructuring charges	(377)	(390)	3,423	2,812

Total operating expenses	17,400	20,684	83,708	93,076

Loss from Operations	(3,910)	(3,053)	(26,261)	(32,018)
Other Income, Net	365	514	1,922	3,313

Loss Before Income Taxes	(3,545)	(2,539)	(24,339)	(28,705)
Provision for Income Taxes	141	—	141	—

Net Loss	$(3,686)	$(2,539)	$(24,480)	$(28,705)

Basic and Diluted Net Loss Per Share	$(0.08)	$(0.05)	$(0.52)	$(0.62)

Shares Used in Computing Basic and Diluted Net Loss per Share	47,750	46,916	47,489	46,147

Reconciliation of Pro Forma Net Loss[1]:
Net Loss	$(3,686)	$(2,539)	$(24,480)	$(28,705)
Adjustments:
Stock-based compensation	718	966	3,195	3,910
Restructuring charges	(377)	(390)	3,423	2,812

Pro Forma Net Loss[1]	$(3,345)	$(1,963)	$(17,862)	$(21,983)

Pro Forma Basic and Diluted Net Loss Per Share	$(0.07)	$(0.04)	$(0.38)	$(0.48)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	47,750	46,916	47,489	46,147

1 The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-operational, non-cash charge, and restructuring charges, which are charges relating to an unusual and infrequent event. For the fourth quarters and the years ended June 28, 2003 and June 29, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation and restructuring charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges are material costs that were incurred relating to an unusual and infrequent event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 28, 2003	June 29, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$127,665	$139,642
Accounts receivable, net	19,544	35,794
Prepaid expenses and other current assets	7,197	8,039

Total current assets	154,406	183,475
Property and Equipment, Net	11,911	14,784
Other Assets	2,367	2,689

	$168,684	$200,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,187	$10,583
Accrued expenses	15,202	20,663
Deferred revenues	17,910	20,612

Total current liabilities	39,299	51,858

Stockholders’ Equity:
Common stock	479	470
Additional paid-in capital	211,098	210,788
Deferred stock-based consideration	(567)	(3,898)
Accumulated deficit	(83,165)	(58,685)
Accumulated other comprehensive income	1,540	415

Total stockholders’ equity	129,385	149,090

	$168,684	$200,948

###